Exhibit 99.2

NEW CENTURY TRS HOLDINGS, INC.

NOTICE OF GUARANTEED DELIVERY OF

3.50% CONVERTIBLE SENIOR NOTES DUE 2008

This form must be used to accept the Offer (as defined below) if the 3.50% Convertible Senior Notes due 2008 (the “Notes”) of New Century TRS Holdings, Inc., a Delaware corporation (“New Century TRS”), are not immediately available, if the procedure for book-entry transfer cannot be completed on a timely basis, or if time will not permit all other documents required by the Letter of Transmittal to be delivered to the Exchange Agent on or prior to the Expiration Date (as defined in the Prospectus). Such form may be delivered by hand or transmitted by mail to the Exchange Agent. See the joint prospectus of New Century TRS and its parent, New Century Financial Corporation, a Maryland corporation, dated November             , 2004 (the “Prospectus”) and the accompanying Letter of Transmittal.

THE ELIGIBLE INSTITUTION WHICH COMPLETES THIS FORM MUST COMMUNICATE THE GUARANTEE TO THE EXCHANGE AGENT AND MUST DELIVER THE LETTER OF TRANSMITTAL, THE NOTES AND ANY OTHER REQUIRED DOCUMENTS, OR, IN THE CASE OF A BOOK-ENTRY TRANSFER, AN AGENT’S MESSAGE AND ANY OTHER REQUIRED DOCUMENTS, TO THE EXCHANGE AGENT WITHIN THE TIME SHOWN HEREIN. FAILURE TO DO SO COULD RESULT IN A FINANCIAL LOSS TO SUCH ELIGIBLE INSTITUTION.

The Exchange Agent for the Offer is:

MELLON INVESTOR SERVICES LLC

By Mail: Mellon Investor Services LLC P.O. Box 3300 South Hackensack, New Jersey 07606	By Overnight Courier: Mellon Investor Services LLC 85 Challenger Road, Reorg Dept. Overpeck Centre Ridgefield, New Jersey 07660	By Hand Delivery: Mellon Investor Services LLC Reorg Dept. 120 Broadway, 13th Floor New York, New York 10271

By Phone, domestic: (800) 777-3674	By Phone, foreign: (201) 329-8660

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

Ladies and Gentlemen:

The undersigned hereby tenders to New Century TRS, upon the terms and subject to the conditions set forth in the Prospectus and the accompanying Letter of Transmittal (which together constitute the “Offer”), receipt of which is hereby acknowledged, the principal amount of the Notes of New Century TRS noted below, pursuant to the guaranteed delivery procedure set forth in the Prospectus.

PRINCIPAL AMOUNT OF NOTES	SIGNATURE(S)

CERTIFICATE NOS. (IF AVAILABLE)	NAME(S) (PLEASE PRINT)

If Notes will be tendered by book entry transfer:

(ADDRESS)

(AREA CODE AND TELEPHONE NUMBER)

Account No. at The Depository Trust Company:
Dated: , 200

GUARANTEE

(NOT TO BE USED FOR SIGNATURE GUARANTEE)

The undersigned, a firm that is a member of a registered national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States which is a participant in an approved Signature Guarantee Medallion Program, guarantees (a) that the above-named person(s) has a net long position in the Notes being tendered within the meaning of Rule 14e-4 promulgated under the Securities Act of 1934, as amended, (b) that such tender of the Notes complies with Rule 14e-4 and (c) that it will deliver to the Exchange Agent at one of its addresses set forth above the Notes tendered hereby, in proper form for transfer, or a confirmation of the book-entry transfer of the Notes tendered hereby into the Exchange Agent’s account at The Depository Trust Company, together with a properly completed and duly executed Letter(s) of Transmittal, with any required signature guarantee(s), or, in the case of a book-entry transfer, on an agent’s message, and any other required documents, all within three (3) business days after the date hereof.

Name of Firm:

AUTHORIZED SIGNATURE

Name:
(PLEASE PRINT)

Address:
City, State, Zip Code:

Title:

Area Code and Telephone Number:

Dated: , 200

DO NOT SEND NOTES WITH THIS FORM. YOUR NOTES MUST BE SENT WITH THE LETTER OF TRANSMITTAL.